Exhibit 99.2

Daimler Trucks and Torc partner with Luminar to enable

automated trucking –

Daimler Trucks acquires minority stake in Luminar

Stuttgart, Germany / Palo Alto, CA, U.S. – October 30, 2020 – Today, Luminar Technologies, Inc., the global leader in automotive lidar hardware and software technology, and the world’s largest commercial vehicle manufacturer, Daimler Truck AG announced a strategic partnership to enable highly automated trucking, starting on highways. Experts at Daimler Trucks, its U.S. subsidiary, Daimler Trucks North America (DTNA) and Torc Robotics, part of Daimler Trucks’ Autonomous Technology Group, with the experts at Luminar are collaboratively pursuing a common goal of bringing series-produced highly automated trucks (SAE Level 4) to roads globally. The teams will work closely together in order to enhance lidar sensing, perception, and system-level performance for Daimler trucks moving at highway speeds. To strengthen the partnership, Daimler Trucks has acquired a minority stake in Luminar.

Dr. Peter Vaughan Schmidt, Head of Autonomous Technology Group at Daimler Trucks: “Luminar has pioneered a critical enabling technology for bringing automated vehicles to the road, and we’re excited to work closely with them to drive this technology forward. Their company has proven visionary in its focus and unique ability to enable long-range sensing and high-speed driving on the highway. Our common goal is to enable safe deployment of highly automated trucks and shape the future of the trucking and logistics industry at large.”

The autonomous trucks are expected to yield dramatic improvements in efficiency and safety of logistics, with an initial focus on long-haul routes on highways. This constrained application of autonomy enables the technology to be commercially deployed in series production on nearer term time frames compared to urban autonomous driving development.

“Our partnership with Daimler Trucks is spearheading the next era of commercial transportation, taking the multi-trillion global trucking and logistics industry head-on,” said Austin Russell, Luminar’s Founder and CEO. “The business case for autonomous trucking is incredibly strong, and now is seeing the first OEM program to bring it to the world.”

Michael Fleming, CEO of Torc Robotics: “We are excited by the opportunity to work with Luminar and their long-range, high resolution Lidar to improve truck safety and enable us to commercialize self-driving trucks. This is a critical, enabling technology on our development path.”

The partnership between Luminar and Daimler Trucks will extend beyond providing critical automotive technology solutions. As part of their joint commitment to safety, the companies will also collaborate on safety standards and operating practices, and make future policy advancements and safety enhancements as a result of the joint program.

About Luminar

Luminar is an autonomous vehicle sensor and software company with the vision to make self-driving safe and ubiquitous by delivering the only lidar and perception platform that meets the industry’s stringent performance, safety, and economic requirements. Luminar has rapidly gained 50 industry partners, including 7 of the top 10 global automotive OEMs. Founded in 2012, Luminar is a 350-person team with offices in Palo Alto, Orlando, Colorado Springs, Detroit, and Munich. For more information please visit www.luminartech.com.

In August 2020, Luminar announced that it has entered into a definitive agreement to merge with Gores Metropoulos, Inc. (“Gores Metropoulos”) (Nasdaq: GMHI, GMHIU and GMHIW), a special purpose acquisition company sponsored by an affiliate of The Gores Group, LLC. Upon completion of the transaction, Luminar will be listed on the Nasdaq under the new ticker symbol “LAZR”.

Daimler Trucks’ and Torc Robotics’ successful collaboration and achievements

Daimler Trucks and Torc Robotics, Blacksburg, VA, based automated driving technology company, started their collaboration in spring 2019. In September of the same year, Torc Robotics became part of Daimler Trucks’ Autonomous Technology Group. Both partners focus on on-road deployment of a Level 4 test fleet, initiation of redesign of truck chassis, formalized rigorous testing protocols, formal truck safety driver certification process, and extended software capabilities. The Autonomous Technology Group is currently extending its testing to New Mexico by building up a new testing center in Albuquerque. Expanding to a new location will support testing and provide data for more use cases of next generation vehicles on public roads starting 2020. Initial public road testing on highways began already in September 2019 in southwest Virginia. Additionally, closed-track road testing is conducted in Madras, OR, at Daimler Trucks North America’s High Desert Proving Grounds.

Torc Robotics: software experts, part of the Daimler Trucks family

The combination of Torc’s and Daimler Trucks’ strengths creates a unique partnership – blending Torc’s expertise in self-driving software development and vehicle integration with Daimler Trucks’ experience in delivering reliable and safe trucks. By offering advanced, road-ready technology, plus years of experience in heavy vehicles, Torc has grown into a global industry leader in the field of automated driving. Torc’s SAE Level 4 virtual driver system has been integrated and tested successfully in multiple platforms running on public roads from urban to long-distance highway routes as well as in rain, snow, fog and varying light conditions.

Daimler Trucks, the pioneer of automated trucks

Daimler Trucks is the pioneer of truck automation. In 2014, the world’s leading truck manufacturer presented the Mercedes-Benz Future Truck 2025, the world’s first automated truck, and was the first to demonstrate the technological opportunities and great potential that automated trucks offer customers and society. In 2015, Daimler’s Freightliner Inspiration Truck obtained the first-ever road license for a partially automated commercial vehicle demonstrating the promise of automated driving on the highways of Nevada. Today, Daimler offers partially automated driving features (SAE Level 2) with the Mercedes-Benz Actros, the Freightliner Cascadia and the FUSO Super Great.

Daimler Trucks North America develops redundant vehicle chassis and infrastructure

Portland-based Daimler Trucks North America (DTNA) is refining a truck chassis that is perfectly suited for highly automated driving as well as the redundancy of systems needed to achieve safe, reliable driving. As part of the Autonomous Technology Group, DTNA is also researching the infrastructure required for the operational testing of initial application cases. DTNA is contributing to the successful development of automated driving technology and vehicle integration for heavy-duty trucks.

Contact Information

For inquiries regarding Luminar, please contact:

Nicole Phelan

press@luminartech.com

For inquiries regarding Daimler Trucks, please contact:

Peter Smodej

peter.smodej@daimler.com

Additional Information about the Transactions and Where to Find It

Gores Metropoulos, Inc. (“Gores”) has filed a registration statement on Form S-4 with the SEC (the “Registration Statement”) and will mail the definitive proxy statement/consent solicitation statement/prospectus and other relevant documents to its stockholders. The Registration Statement is now effective. The Registration Statement, including the proxy statement/consent solicitation statement/prospectus contained therein contains important information about the proposed transactions contemplated by the Agreement and Plan of Merger by and among Gores, Dawn Merger Sub, Inc., Dawn Merger Sub II, LLC and Luminar dated August 24, 2020 (the “Merger Agreement”) and the other matters to be voted upon at a meeting of Gores’ stockholders to be held to approve the proposed transactions contemplated by the Merger Agreement and other matters (the “Special Meeting”) and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Gores’ stockholders and other interested persons are advised to read the Registration Statement and the proxy statement/consent solicitation statement/prospectus, as well as any amendments or supplements thereto, because they contain or will contain important information about the proposed transactions. The definitive proxy statement/consent solicitation statement/prospectus will be mailed to Gores’ stockholders as of October 14, 2020, the record date established for voting on the proposed transactions contemplated by the Merger Agreement and the other matters to be voted upon at the Special Meeting. Gores’ stockholders are also able to obtain copies of the definitive proxy statement/consent solicitation statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Gores Metropoulos, Inc., 9800 Wilshire Boulevard, Beverly Hills, CA 90212, attention: Jennifer Kwon Chou (email: jchou@gores.com).

Participants in Solicitation

Gores, Luminar and their respective directors and officers may be deemed participants in the solicitation of proxies of Gores’ stockholders in connection with the proposed transactions. Gores’ stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Gores in Gores’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 13, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Gores’ stockholders in connection with the proposed transactions contemplated by the Merger Agreement and other matters to be voted upon at the Special Meeting is set forth in the definitive proxy statement/consent solicitation statement/prospectus for the proposed transactions. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transactions is included in the Registration Statement.

Forward Looking Statements

This communication may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Gores’ or Luminar’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities and the effects of regulation, including whether this transaction will generate returns for stockholders. These forward-looking statements are based on Gores’ or Luminar’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “next,” “should,” “enable,” “accelerate,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Gores’ or Luminar’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (b) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Gores or other conditions to closing in the Merger Agreement; (c) the ability to meet Nasdaq’s listing standards following the consummation of the transactions contemplated by the Merger Agreement; (d) the risk that the proposed transactions disrupt current plans and operations of Luminar or its subsidiaries as a result of the announcement and consummation of the transactions described herein; (e) the ability to recognize the anticipated benefits of the proposed transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (f) costs related to the proposed transactions; (g) changes in applicable laws or regulations; (h) whether Luminar’s lidar hardware and software technology is selected for inclusion in autonomous driving or ADAS systems by automotive OEMs or their suppliers; (i) changes in personnel and availability of qualified personnel; (j) the effect of continued pricing pressures, automotive OEM cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs which may result in lower than anticipated margins, or losses, which may adversely affect Luminar’s business; (k) the ability of Luminar to protect and enforce its intellectual property rights; (l) the possibility that Luminar may be adversely affected by other economic, business and/or competitive factors; and (m) other risks and uncertainties indicated from time to time in the final prospectus of Gores, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Gores. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Forward-looking statements included in this communication speak only as of the date of this communication. Except as required by law, neither Gores nor Luminar undertakes any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in Gores’ reports filed with the SEC and available at the SEC’s website at www.sec.gov.

Disclaimer

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.